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                                                                       Exhibit 8


                                  June 4, 1998


Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio  43287

Ladies and Gentlemen:

         As special tax counsel to Huntington Capital II, Huntington Capital III, Huntington Capital IV, Huntington Capital V, and Huntington Capital VI, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), and Huntington Bancshares Incorporated, a Maryland corporation (the "Company), in connection with the sale by the Trusts of up to $250,000,000 of Capital Securities pursuant to a Prospectus and Prospectus Supplement contained in the Registration Statement Form S-3, filed with the Securities and Exchange Commission on May 26, 1998, and assuming that the operative documents described in the Prospectus and Prospectus Supplement will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement, subject to the limitations set forth therein.

         This opinion is expressed as of the date hereof and applies only to the opinions under the heading "Certain United States Federal Income Tax Consequences" as set forth in the Prospectus Supplement. This opinion is based in part upon certain factual assumptions and upon certain representations made by officers of and on behalf of the Company, which representations are being relied upon by the undersigned and assumed to be true, correct, and complete. If such representations are inaccurate, this opinion could be adversely affected. This opinion is rendered as of the date hereof and we shall have no obligation to update or revise our opinion regarding subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used or relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   /s/ Porter, Wright, Morris & Arthur

                                   PORTER, WRIGHT, MORRIS & ARTHUR